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                                                                  Exhibit 99.(b)

                          DISCOUNT FACTORING AGREEMENT


                                     BETWEEN



                     CONGRESS TALCOTT CORPORATION (WESTERN)

                        5670 WILSHIRE BLVD., SUITE #1750
                              LOS ANGELES, CA 90036



                                       AND




                                  NITCHES, INC.

                              10280 CAMINO SANTA FE
                               SAN DIEGO, CA 92121



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                                                           Date: October 1, 1998


Gentlemen:

         We hereby present to you this letter agreement under which we shall act as your sole factor for all your sales of merchandise and/or rendition of services.

         1. No sales or deliveries of goods or rendition of services shall be made without first requesting the prior written approval of our Credit Office in each instance as to terms, amounts and credit of prospective purchasers ("customers"), and we shall have the right to withdraw such approval at any time before actual delivery of merchandise or rendition of services, as the case may be. The purchase price of all sales made by you shall be payable only to us as factors, and all contracts of sale, bills and invoices sent to customers shall so stipulate in form satisfactory to us. We shall be entitled to collect and receive all proceeds of your sales and shall enjoy all the rights and remedies of the seller of goods, including the rights of stoppage in transit, reclamation and replevin, subject only to our obligation as factor to account to you in accordance with the terms hereof. We shall not be liable to any person or in any manner for refusing to give, or for withdrawing credit approval for any customer or for exercising our rights and remedies as set forth herein.

         2. You hereby sell and assign to us all of your accounts receivable, contract rights, and other customer obligations for the payment of money arising out of your sale of goods or rendition of services, now existing and hereafter arising ("accounts"), together with all proceeds thereof, all security and guarantees therefor, all of your rights to the goods and property represented thereby, and all of your rights and remedies against the customers thereunder. With respect to sales approved and accepted by us, upon delivery or performance, and acceptance of the goods or services by the customer, without claim or dispute, we shall purchase the accounts created thereby and shall assume the credit risk, being responsible only for the financial inability of the customer to pay at maturity. We shall not be responsible for any nonpayment of an account because of the assertion of a claim or dispute of any kind by a customer (whether or not such claim or dispute relates to the specific account) or the assertion or exercise of any counterclaim or offset, or if any warranty made by you to us in respect of any such account has been breached. Any sale of goods or renditions of service made by you which is not approved in writing by us as to credit, as well as accounts for which we are not responsible for nonpayment and as to which credit approval is withdrawn as aforesaid, shall be known as a C.R. (client's risk) account. All such C.R. accounts assigned to and purchased by us are with full recourse to you and at your credit risk, but are otherwise subject to the covenants, terms and conditions provided herein in respect of accounts on which we have assumed the credit risk.

         3. It is understood that you will promptly adjust all disputes with customers, provided that we have not withdrawn such right to adjust from you upon the occurrence of an Event of Default hereunder or in any event on notice by us, and promptly advise us in writing of the same upon your receiving notice thereof, and we shall have the right to charge back to you any account involved in a claim, dispute or return asserted or made by a customer and other C.R. accounts, before or after the maturity thereof, together with interest at the then effective governing rate (as defined in paragraph 6(a) hereof) from the date of original credit to the date of full payment. The charge-back of any such accounts shall not be deemed a reassignment thereof, and title thereto and to the merchandise represented thereby shall remain in us until we shall have been fully reimbursed. We agree to reassign to you any such charged-back account upon your payment to us, in cash, of the amount or amounts credited by us to you thereon, together with applicable interest. As absolute owner of each account, we may in our sole discretion enforce, effect any compromise, settle and adjust any account, in our name or yours, without affecting or limiting your obligations to us under this agreement and whether or not any such account shall have been charged back. Unless we shall otherwise direct, all credit memoranda to be issued to any customer shall be furnished by you only to us for transmission to the customer, who shall be solely entitled to the benefit thereof and to the benefit of any discounts and allowances. You shall indemnify us for, and hold us harmless against, any loss, liability, claim or expense of any kind (including attorneys' fees and disbursements) arising from any claims of, or disputes with, your customers (or for any other persons) as to terms, price, quality, or otherwise, directly or indirectly relating to accounts, including any claim for a return of any payments thereunder, or pertaining to any other matter.



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         4. All goods shall be billed and invoiced upon forms of bill or invoice satisfactory to us and, unless otherwise directed by us, the said bills and invoices shall bear the words "Pay only to CONGRESS TALCOTT CORPORATION (WESTERN). This account and the merchandise covered hereby is assigned and is payable only to CONGRESS TALCOTT CORPORATION (WESTERN), to whom notice must be given of any merchandise returns or for any claims for shortage, non-delivery or otherwise," and shall be payable at such address as we shall direct. At our request, invoices to customers shall be mailed by us at your expense.

         5. At your own cost and expense you will keep proper books of account, showing all sales and all claims, allowances, disputes and similar information with respect to the accounts and the goods and services relating thereto. Such books, records, correspondence and papers pertaining to sales and accounts shall be open to our inspection and we shall have the right to examine and make copies of such books, records, correspondence and papers and to perform general audits at all reasonable times. All remittances, checks, notes receivable, instruments and other proceeds of accounts shall be our property and, if received by you, shall be held in trust and immediately transmitted and delivered to us in the identical form received together with any endorsement or assignment deemed necessary by us. We shall have the right, but not the obligation, to deposit any checks or other remittances received on accounts regardless of notations or conditions placed thereon by your customers or deductions reflected thereby and to charge the amount of any such deduction to your account. You further authorize us to endorse your name on any and all checks or other forms of remittances and proceeds received in payment of accounts whenever we deem such endorsement to be necessary to effect collection thereof. We may request shipping receipts covering all sales to be promptly delivered to us and you shall not be entitled to any credit with respect to any account until the relevant shipping receipts have been delivered to us. You will supply us with as many duplicate bills as we may from time to time require.

         6. (a) On the last day of each month we will credit you with the purchase price for your accounts arising during such month which have been assigned to us and are approved, accepted and purchased by us. The purchase price for such accounts shall be their respective invoice amounts, less our commission as provided for herein and less all selling discounts (at our option, calculated on any terms offered), and all credits or deductions allowed or granted to the customer at any time, and less interests on advances against such purchase price, as hereinafter provided, at the governing rate then in effect. For the purpose of this agreement, "governing rate" shall mean a rate per annum which is one-half percent (1/2%) below the prime commercial interest rate from time to time publicly announced by First Union National Bank, and its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank. The governing rate shall increase or decrease by an amount equal to each increase or decrease, respectively, in such prime commercial interest rate, effective on the first day of the month after any change in such prime commercial interest rate based on the rate in effect on the last day of the month in which any such change occurs. The governing rate shall be calculated based on a three hundred sixty (360) day year and actual days elapsed.

         (b) Advances against the purchase price for the net amount of outstanding approved accounts assigned to and accepted by us may be made upon your request, but at our sole discretion in each instance, in any amount up to eighty-five percent (85%)(1) of the net amount thereof, subject to our right to maintain a reserve as described below. For the purpose of computing interest payable under this agreement, you will be charged with interest on the average daily balance of all sums advanced or charged to you under this agreement and other sums owed by you to us, at the governing rate then in effect, and you will be credited with the purchase price for each account upon our receipt of payment thereof by a customer, plus three (3) additional business days for collection and clearance of remittances. In the event that the amount of any sums advanced or charged to you under this agreement exceeds the amount available to you pursuant to the percentage of the net amount of outstanding approved accounts assigned to and accepted by us as set forth above or any other percentage or sublimits set forth in any supplement to this agreement, the "governing rate" on the entire amount of such excess(es) shall be a rate per annum which is one-half of one percent (1/2%) above the governing rate otherwise applicable under
Section 6(a) above (whether or not such excess(es) arise or are made with or without our knowledge or consent). On and after the date of any Event of Default or the effective date of any termination or non-renewal hereof, the "governing rate" on all then outstanding and unpaid Obligations shall accrue at the governing rate provided for in the preceding sentence from the date of such Event



-------------
(1)      See attached addendum.



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of Default or the effective date of any termination or non-renewal until payment in full of all Obligations. In no event shall the rate of interest agreed to or charged to you hereunder exceed the maximum rate of interest permitted to be agreed to or charged to you under the law of the jurisdiction whose laws are applicable to such rate of interest. We shall have the right to withhold and retain at all times, as a reserve, that amount of your accounts assigned to us and still outstanding which in our sole discretion is or may be necessary to allow for possible returns, allowances, claims or expenses, or to provide for the payment to us of your liabilities under this agreement.

         7. For our services hereunder, we shall receive a commission equal to one-half of one percent (.50%) of the invoice amount of each account, less selling discounts (at our option, calculated on any terms offered), which commission shall be due and payable by you, and chargeable to your account with us, as at the end of the month in which such account arises, but in no event less than $4,000.00 each and every month. Such charge is based upon maximum selling terms of sixty(60) days, and no more extended terms or additional dating shall be granted by you to any customer without our prior written approval in each instance. In the event that we shall give our written approval, each time the due date on any account (whether the original due date or any previously extended due date) is extended or further extended, as the case may be, you shall pay to us a service fee of $5.00, which fee is due and payable on the date of the extension. When such approval is given by us, our charge with respect to the accounts covered thereby shall be increased at the rate of twenty-five percent (25%) for each additional thirty (30) days or portion thereof of extended terms or additional dating. Our assumption of credit risk shall not include any invoice which represents the sale of samples. In addition to our commission and any other fees provided for herein or otherwise, you shall pay to us a closing fee for establishing the factoring arrangements provided for herein in the amount of $2,000.00, which fee is due and payable on, and shall be fully earned as of, the date hereof.

         8. About fifteen (15) days after the end of each month, we will render to you a statement with respect to the accounts purchased by us in the previous month, and all advances and charges made to your account under this agreement. In addition to any other amounts chargeable to your account, your account shall be charged with all discounts to customers on assigned sales and all returns, allowances or credit. You will also be charged with interest, at the governing rate then in effect hereunder as to advances, on the amount of any customer credit issued on any account after the date the discounted purchase price thereof has been credited to you, for the period from the date of crediting of such purchase price to the date of the issuance of such customer credit. All statements, reports or accountings rendered or issued by us to you shall be deemed accepted by you and shall be finally conclusive and binding upon you unless you notify us to the contrary, specifying the precise respects in which you differ with such statement, report or accounting, by registered or certified mail within thirty (30) days after the date such statement, report or account is sent to you. In the event that we provide to you or on your behalf from time to time additional statements, reports or accountings with respect to the accounts or otherwise in connection herewith, you shall pay to us an additional fee in the amount of $50.00 for each such additional statement, report or accounting, which fee is due and payable on the date of the issuance by us of such additional statement, report or accounting.

         9. As collateral security for any and all of your (and your subsidiaries' and affiliates') indebtedness and obligations to us and to each of our subsidiaries and affiliates, whether matured or unmatured, absolute or contingent, now existing, or that may hereafter arise (including under indemnity or reimbursement agreements or by subrogation) and howsoever acquired by us, whether arising directly between us or acquired by us by assignment, whether relating to this agreement or independent hereof, including all obligations incurred by you to any other concern factored or financed by us or by any subsidiary or affiliate of ours (collectively, the "Obligations"), you do hereby grant to us, for our own account and on behalf of our subsidiaries and affiliates, a security interest in all of your accounts, contract rights, documents, instruments, chattel paper and general intangibles (including without limitation all federal, state and local tax refunds and claims of all kinds, bank and other deposit accounts, trade names and trademarks and the goodwill of the business symbolized thereby, copyrights, patents and patent applications, trade secrets, customer lists, phone numbers, proprietary processes and information, purchase orders, customer information, all rights as a licensor or licensee of any kind, and all other licenses, rights, privileges and franchises) (whether or not specifically assigned to us), nor existing and hereafter created or acquired, and in the proceeds thereof, any security and guarantees therefor, in the goods and property represented thereby, in all of your books and records relating to the foregoing, all of your rights in connection with any of the foregoing, and in all sums of money at any time to your credit with us or with any of our subsidiaries and affiliates, and any of your property at any time in our possession or in the possession of any of our subsidiaries and affiliates. You hereby agree to pay all debit balances in your account on demand and irrevocably authorize us to charge at any time to your account any Obligations, and to pay



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any Obligation owing to any of our subsidiaries and affiliates by so charging your account. You agree to execute financing statements and any and all other instruments and documents that we may request to perfect, protect, establish or enforce the security interests granted hereunder or other provisions hereof. You do hereby authorize us to file such financing statements without your signature, signed only by us as a secured party, or a reproduction of this agreement to reflect the security interests granted hereunder. You hereby warrant that you are solvent, that you have full right and authority to sell and assign to us and to grant to us a security interest in your property as provided in this agreement, that you have not granted a security interest therein or in any of your inventory to any other party, and that you will not hereafter grant any security interest therein or in any of your inventory, other than to us, at any time during the term of this agreement and until the security interest granted hereunder has been terminated. Immediately upon our request, you shall pay to us, or reimburse us for, all sums, costs and expenses which we may pay or incur in connection with or related to the negotiation, preparation, consummation, administration and enforcement of this agreement, any supplement hereto, and all other agreements, documents and instruments in connection herewith and therewith, and the transactions contemplated hereunder and thereunder, together with any amendments, supplements, consents or modifications which may be hereafter contemplated (whether or not executed), made or entered into in respect hereof and thereof, and all efforts made to defend, protect or enforce the security interest and other rights granted herein or therein or enforcing payment of the Obligations, including, without limitation, filing fees and taxes, recording taxes, expenses for searches, expenses heretofore incurred by us and from time to time hereafter during the course of periodic field examinations of our collateral or your operations (plus a charge of $500 per person per day for our examiners in addition to reimbursement for their expenses), wire transfer fees, check dishonor fees, the fees and disbursements of our counsel, all fees and expenses for the service and filing of papers, premiums on bonds and undertakings, fees of marshals, sheriffs, custodians or auctioneers and others, travel expenses and all court costs and collection charges, all of which shall be part of the Obligations and shall accrue interest after demand thereof at the highest governing rate payable on any of the Obligations. At our option, all principal, interest, fees, commissions, costs, expenses or other charges with respect to this agreement may be charged directly to your account maintained by us.

         10. Notwithstanding anything to the contrary contained herein, the aggregate amount of the Obligations outstanding at any time shall not exceed $13,500,000 except in our sole discretion. In the event that the outstanding aggregate amount of the Obligations exceeds such amount, you shall remain liable therefor and the entire amount of such excess shall, at our option, be immediately due and payable upon demand.

         11. You shall not be entitled to pledge our credit in connection with any purchase of goods or for any other purpose whatsoever.

         12. If any goods are rejected or returned by, or recovered from, a customer on any account, you shall forthwith pay us the amount of such account, either in cash or by the assignment of new accounts acceptable to us hereunder. Until such repayment, such goods shall be held by you in trust for our benefit, shall be segregated and identified by you as our property, and upon our request, at your expense, shall be delivered to or for our account or upon our order to such place or places as we may designate. We may sell or cause the public or private sale of any such goods, upon five (5) days written notice to you, at such place and upon such terms as we may deem proper, and we may be the purchaser at any public sale. The proceeds of any such sale or sales shall first be applied to the costs and expenses of and incident to such sale, and the balance, if any, shall be credited to your account and your account shall be charged with any deficiencies, costs and expenses.

         13. We shall have no responsibility for, or liability in respect of, the care, shipment, transportation of, or insurance upon, any of your inventory or other goods, our liability being solely that of a factor purchasing the accounts arising from sales made by you which have been approved by us and paying you therefor as hereinabove set forth.

         14. (a) This agreement shall commence and become effective as of the date hereof and shall continue in full force and effect for a term ending two
(2) years from the date hereof and renewing automatically from year to year thereafter, unless sooner terminated pursuant to the terms hereof. You may terminate this agreement on the anniversary of the date hereof in any year by giving to us at least sixty (60) days prior written notice by registered or certified mail, return receipt requested. We may terminate this agreement at any time by giving you at least sixty (60) days prior written notice and, in addition, we shall have the right to terminate this agreement immediately at any time upon the occurrence of an Event of Default. No termination of this agreement shall relieve or discharge you of your duties, obligations and covenants



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hereunder until all Obligations have been fully and finally paid and satisfied
(whether contingent or otherwise) and our continuing security interest in any of your assets or properties shall remain in effect until such Obligations have been fully and finally paid and satisfied (whether contingent or otherwise).

         (b) If we terminate this agreement upon the occurrence of an Event of Default or at your request on any date other than the anniversary of the date hereof after our receipt of sixty (60) days prior written notice from you as provided above, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of our lost profits as a result thereof, you hereby agree that you will pay to us in cash or other immediately available funds, upon the effective date of such termination, an early termination fee in the amount equal to (i) the percentage for our commission set forth in Section 7 hereof multiplied by the total aggregate amount of sales by you in the immediately preceding twelve (12) month period, as determined by us, divided by twelve (12) multiplied by (ii) the number of months (or any part thereof) remaining in the then current term. Such early termination fee shall be presumed to be the amount of damages sustained by such early termination and you agree that it is reasonable under the circumstances currently existing. The early termination fee shall be deemed included in the Obligations.

         (c) All Obligations shall be, at our option, immediately due and payable without notice or demand immediately upon the occurrence of any Event of Default or the termination or non-renewal hereof and any provision of this agreement or any supplement hereto as to future advances by us to you shall, at our option, terminate forthwith upon the occurrence of any Event of Default or the termination or non-renewal hereof. Upon the effective date of termination or non-renewal of this agreement, you shall pay to us in full all outstanding and unpaid Obligations (including, but not limited to, loans and all interest, commissions, fees (including the early termination fees provided herein, if applicable), charges expenses and other amounts provided for hereunder or otherwise) and shall furnish cash collateral to us for all undrawn amounts available pursuant to previously issued and outstanding letter of credit accommodations (if any), by wire transfer in federal funds to such bank account, as we may in our discretion designate for such purpose.

         15. The occurrence of any one or more of the following shall constitute an Event of Default hereunder and under any supplement hereto or other agreement by you with, to or in favor of us: (a) you fail to pay or perform when due any of the Obligations or you breach any of the terms, covenants, conditions or provisions contained in this agreement or any other agreement between us; (b) any present or future representation, warranty or statement of fact made by you or on your behalf to us in this agreement or any other agreement, schedule or instrument referred to herein or therein or related hereto or thereto is false or misleading at any time; (c) we in good faith believe that, because of a change in the conditions or affairs (financial or otherwise) of you or any guarantor of any of the Obligations, either (i) the prospect of payment or performance of the Obligations is impaired or (ii) the collateral is not sufficient to fully secure the Obligations; and (d) the occurrence of any of the following with respect to you or any guarantor of any of the Obligations; dissolution; termination of existence; insolvency; business cessation or suspension; calling of a meeting of creditors; appointment of a receiver for any property; assignment for the benefit of creditors; commencement of any voluntary or involuntary proceeding under any bankruptcy or insolvency law; entry of any court order which enjoins or restrains the conduct of business in the ordinary course. Upon the occurrence of any Event of Default by you hereunder, we shall have all the rights and remedies of a secured party under the Uniform Commercial Code and other applicable laws with respect to all collateral in which we have a security interest. We may sell or cause to be sold any or all such collateral, in one or more sales or parcels, at such prices and upon such terms as we may deem best, and for cash or on credit or for future delivery and at a public or private sale as we may deem appropriate. Unless the collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, we shall give you reasonable notice of the time and place of any public sale of collateral owned by you or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if any such notice is mailed, postage prepaid, to your address shown herein, at least five (5) days before the time of the sale or disposition thereof. We may be the purchaser at any such public sale. The proceeds of sale of such collateral shall be applied first to all costs and expenses of and incident to such sale, including attorneys' fees and then to the payment, in such order as we may elect, of all sums owning to us hereunder. We shall return any excess to you, subject to the rights of third parties or as otherwise required by applicable law, and you shall remain liable for any deficiency.



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         16. You agree that you will furnish to us, as soon as available, but in any event not later than one hundred and twenty days (120) after the close of each fiscal year, your audited financial statements for such fiscal year (including balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous fiscal year, all in reasonable detail, fairly presenting the financial position and the results of your operations as at the date thereof and for the fiscal year then ended and prepared in accordance with generally accepted accounting principles consistently applied. Such audited statements shall be examined in accordance with generally accepted auditing standards by, and accompanied by a report thereon unqualified as to scope of, independent certified public accountants selected by you and acceptable to us. In addition, at such time or times as we may request, you will furnish to us such quarterly or monthly unaudited financial statements (including balance sheets, statements of income and loss, statements of cash flows and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and results of your operation as at the date thereof and for such periods prepared in accordance with generally accepted accounting principles consistently applied and such other information with respect to your business, operations and condition (financial or otherwise), as we may from time to time reasonably request.

         17. This agreement is deemed made in the State of California and shall be governed, interpreted and constructed in accordance with the laws of said State. Each of the parties hereto hereby irrevocably submits and consents to the non-exclusive jurisdiction of any local, state or federal court located within such State in any action or proceeding involving this agreement or any other agreement, document or instrument by you with, to or in favor of us or in any way relating to the relationship between us and each of the parties hereto hereby waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any such action or proceeding in any such court. In any such action or proceeding, you waive personal service of any summons, complaint or other process and agree that service thereof may be made by certified or registered mail, directed to you at your address set forth herein. Within thirty (30) days after such mailing you shall appear in answer to such summons and complaint or other process, failing which you shall be deemed in default and judgment may be entered by us against you for the amount of the claim and other relief requested therein. You agree that any claim or cause of action you may now or hereafter have against us, or any of our directors, officers, employees, agents, accountants or attorneys, based on, arising from or relating in any way to this Agreement, or any supplement or amendment hereto, or any other present or future agreement between us, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any matter, whatsoever shall be barred unless asserted by you by the commencement of an action or proceeding in a court of competent jurisdiction within Los Angeles County, California, by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based and the service of a summons and complaint upon which such claim or cause of action, or any part thereof, is based, and the service of a summons and complaint upon one of our officers within thirty (30) days thereafter. You agree that said one-year period is a reasonable and sufficient time for you to investigate and act upon such claim or cause of action. Said one-year period shall not be waived, tolled or extended except by specific written consent by us. You waive the benefit of all statutes of limitations in any action or proceeding based upon or arising out of this Agreement or any other present or future instrument or agreement between you and us. No modification, waiver or discharge of this agreement shall be binding upon us unless in writing and signed by us. If at any time we should fail to exercise any right or remedy hereunder, it shall not constitute a waiver on our part of exercising the same or any other right or remedy at any subsequent time. If any taxes are imposed upon, or if we shall be required to withhold or pay any tax or penalty because of or in connection with any transactions between us under this agreement, you agree to indemnify us and hold us harmless in respect thereof. This agreement shall be binding upon an inure to the benefit of each of us and our respective heirs, executors, administrators, successors and assigns, provided that you shall not have the right to assign this agreement without our prior written consent. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed given or made:
(a) if by hand telex, telegram, facsimile or other telecommunication, immediately upon sending; (b) if by overnight delivery service, one (1) day after delivery to the overnight deliver service and (c) if mailed by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands are to be given or made to the respective parties at the address set forth herein (or to such other address as either party may designate by notice in accordance with the provisions of this section).

         18. YOU AND WE EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS



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AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN US, OR
ANY CONDUCT, ACTS OR OMISSIONS OF US OR YOU ANY OF YOUR OR OUR DIRECTORS, OFFICERS, EMPLOYEES', AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH YOU OR US, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

The foregoing is acknowledged,            CONGRESS TALCOTT CORPORATION (WESTERN)
accepted and agreed to:

NITCHES, INC                              By: /s/ Louis J. Sulpizio
                                             -----------------------------------
                                                 Louis J.  Sulpizio,
                                                 Sr. Vice President


By: /s/ Steven P. Wyandt
   -------------------------------
        Steven P.  Wyandt,
        President and Secretary
               (Seal)                                (Seal)




Location of Client's Books and Records:     Chief Executive Office of Client

10280 Camino Sante Fe                       10280 Camino Santa Fe
San Diego, CA 92121                         San Diego, CA 92121



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

                    ADDENDUM TO DISCOUNT FACTORING AGREEMENT
                              DATED OCTOBER 1, 1998


Gentlemen:

         We refer to that certain Discount Factoring Agreement dated October 1, 1998 by and between Nitches, Inc. (the "Company") and Congress Talcott Corporation (Western) ("Congress") (the "Factoring Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Factoring Agreement.

         This letter shall confirm our agreement to amend Paragraph 6 (b) of the Factoring Agreement with regard to advances made on non-credit approved ("Client Risk") sales as follows:

         Advances against the purchase price for the net amount of the outstanding Client Risk accounts assigned to and accepted by us may be made upon your request, but at our sole discretion in each instance, in an amount up to fifty percent (50%) of the net amount thereof, subject to our right to maintain a reserve. We shall have the right to withhold and retain at all times, as a reserve, that amount of your accounts assigned to us and still outstanding which in our sole discretion is or may be necessary to allow for possible returns, allowances, claims or expenses, or to provide for the payment to us of your liabilities under this agreement.

         Except as amended above, all of the terms and conditions of the Factoring Agreement are unchanged, and the Factoring Agreement, as amended, shall remain in full force and effect and is hereby confirmed, affirmed and ratified.

         If the foregoing is in accordance with your understanding of our agreement, please so indicate by signing in the place and manner provided below.

Sincerely yours,

CONGRESS TALCOTT CORPORATION                NITCHES, INC.
(WESTERN)

By: /s/ Louis J. Sulpizio                   By: /s/ Steven P. Wyandt
   -------------------------------             ---------------------------------
        Louis J. Sulpizio, Sr.                      Steven P. Wyandt, President
        Vice President                              and Secretary

                            TRADE FINANCING AGREEMENT
                        SUPPLEMENT TO FACTORING AGREEMENT


Congress Talcott Corporation (WESTERN)
5670 Wilshire Boulevard, Suite 1750
Los Angeles, CA 90036


Gentlemen:

         This Trade Financing Agreement ("Supplement") is a supplement to the Factoring Agreement between us dated October 1, 1998 (the "Agreement"). This Supplement is (a) hereby incorporated into the Agreement, (b) made a part thereof and (c) is subject to the other terms, conditions, covenants and warranties thereof. All terms, including capitalized terms, used herein shall have the meanings ascribed to them respectively in the Agreement, unless otherwise defined in this Supplement.

         This Supplement will confirm the terms and conditions upon which you may, from time to time in your sole discretion, assist us in establishing or opening foreign or domestic letters of credit and extend other financial accommodations for our account. Accordingly, each of us hereby agrees as follows:

Section 1. CREDIT ACCOMMODATIONS

         1.1 You may, or in your sole discretion, from time to time, for our account, at our request, provide one or more of the following financial accommodations to us or our designee(s): (a) issue, open, or cause the issuance or opening of letters of credit or purchase or other guaranties for the purchase of goods and services in the ordinary course of our or any such designee's business or for any other purpose approved by you, (b) assist us in establishing or opening letters of credit for such purposes by indemnifying the issuer thereof or guaranteeing our payment or performance to such issues in connection therewith, (c) make payments for our or such designee's account in connection with such purchases and/or (d) issue or guarantee drafts and acceptances relating tot he foregoing or otherwise. All such letters of credit or purchase or other guaranties and other financial accommodations are referred to herein individually as a "Credit" and collectively as "Credits".

         1.2 The opening or issuance of any Credit shall at all times and in all respects be in your sole discretion. The amount and extent of any Credit and the terms, conditions and provisions thereof shall in all respects be determined solely by you and shall be subject to change, modification and revision by you, in your sole discretion, at any time and from time to time. The maturity of each Credit shall not exceed on hundred and eighty (180) days after opening or issuance, except in your sole discretion.

         1.3 We shall, at your request in connection with the opening, issuance, continuance of, or any payment with respect to, any Credit deposit with you cash or other additional collateral satisfactory to you, in such amounts as you, in your sole discretion, may require from time to time, whether prior to the opening or issuance of any Credit or at any time or times thereafter. Our failure to make any such deposit within five (5) days after demand therefore shall constitute an Event of Default. No interest shall be paid to us on any cash or other collateral so deposited, unless otherwise agreed by you.

         1.4 Without limiting your discretion, in any way, with respect to the extension of factoring or other financial accommodations pursuant to the Agreement, this Supplement or otherwise, as a condition to the opening or issuance of any Credit by you, we shall have additional loans available to use pursuant to the formulas and limitations set forth in the Agreement or any supplement thereto, on the date of the proposed opening or issuance thereof, in an amount equal to or greater than ONE HUNDRED percent (100%) of the amount of the proposed Credit to be opened or issued.

         1.5 Except in your sole discretion the aggregate maximum amount of loans which might otherwise be available to us, pursuant to the formulas and limitations set forth in the Agreement or any supplement thereto, shall be reduced from time to time by an amount equal to ONE HUNDRED percent (100%) of the then outstanding aggregate amount of all Credits and all other commitments and obligations made or incurred by you with respect thereto.

         1.6 Except in your sole discretion, the amount of all Credits and all other commitments and obligations made or incurred by you for our account in connection therewith shall not exceed $13,500.00 in the aggregate at any time outstanding.

         1.7 All indebtedness, liabilities, expenses and obligations of any kind paid, arising or incurred by you in connection with this Supplement, any Credit or documents, drafts and acceptances thereunder, whether present or future, whether arising or incurred before or after the termination or nonrenewal of this Agreement shall be incurred solely as an accommodation to us and for our account and constitute part of the Obligation, including without limitation: (a) all amounts due or which may become due under any Credit or any drafts or acceptances thereunder; (b) all amounts charged or chargeable to you or us by any bank or other issuer of any Credit or any correspondent which opens, issues or is otherwise involved with any Credit, including without limitation, all fees, expenses and commissions; (c) your fees, expenses and commissions; (d) duties, freight, taxes, costs, insurance and all such other charges and expenses which may pertain directly or indirectly to any Obligations or to the Credits or goods or documents relating thereto; and (e) all other indebtedness and obligations owed by us to you pursuant to, in connection with or arising from this Supplement, the Credits or any drafts or acceptances relating thereto.

         1.8 All such Obligations shall accrue interest at the then effective governing rate provided for in the Agreement, commencing on the date any payment is made, or obligation incurred, by you and all such Obligation shall, together with interest thereon and other sums owed by us to you hereunder, be payable and evidenced as provided in the Agreement or any supplement thereto.

         1.9 In addition to all other fees and expenses payable under the Agreement and this Supplement, and any charges, fees or expenses charged by any bank or other issuer or correspondent in connection with any Credit, we agree to pay to you the following commissions for your services hereunder, which shall be due and payable on the opening or issuance of each Credit or, if the original term is extended, on the extension thereof : (a) a charge of ONE EIGHTH percent (1/8%) of the face amount of any Credit (other than drafts or acceptances) for up to the initial days of the term thereof and an additional charge of ONE EIGHTH percent (1/8th%) of such face amount for each additional thirty (30) days, or any portion thereof, or the original term or any extension there. We also agree to pay to you, your and any bank's other issuer's or correspondents, customary charges for amendments, extensions and administration relating to any Credit, which charges shall be due and payable on the first day of the month following the date of occurrence and, at your option may be charged to any of our account(s) maintained by you.

         1.10 Nothing contained herein shall be deemed or construed to grant us any right, power or authority to pledge your credit in any manner. You shall have no liability of any kind with respect to any Credit opened or issued by a bank or other issuer or any draft or acceptance with respect thereto unless and until you shall have first duly executed and delivered your guarantee or indemnification in writing with respect thereto, as provided herein.

Section 2. ADDITIONAL SECURITY INTEREST

         2.1 As additional security for the prompt performance, observance and payment in full of all Obligations, we hereby grant to you a continuing security interest in, a lien upon, and a right of set off against, and we hereby assign, transfer, pledge and set over to you all of the following property acquired by us in connection with any Credit or otherwise owned by us, whether now owned or hereafter acquitted (which, together with other property subject to security interests or liens in your favor pursuant to the Agreement, any supplement thereto, or otherwise, is hereinafter referred to as the "Collateral"): (a) all raw materials, work-in-process, finished goods and all other inventory and goods of whatsoever kind or nature, wherever located, including inventory or goods in transit ("Inventory"), including without limitation, all wrapping, packaging, advertising and shipping materials, and all other goods consumed in our business, all labels and other devices, names or marks affixed or to be affixed thereto for purposes of selling or identifying the same or the seller or manufacturer thereof and all of our right, title and interest therein and thereto; (b) documents of payment, transport and title or the equivalent thereof, including without limitation, original contracts, orders, invoices, checks, drafts, notes, documents, warehouse receipts, bills of lading, shipping receipts, dock receipts and delivery tickets and including, but not limited to, such documents made available to us for the purpose of ultimate sale or exchange of inventory or for the purpose of loading, unloading, strong, shipping, transhipping, manufacturing, processing or otherwise dealing with Inventory in a manner preliminary to their sale or exchange; (c) all books, records, other property and general intangibles relating to the foregoing; and (d) all products and proceeds of the foregoing in any form, including without limitation, insurance proceeds and any claims against third parties for loss or damage to or destruction of any or all the foregoing.

         2.2 We hereby recognize and admit that until all of the Obligations have been fully and indefeasibly paid and discharged, you may be deemed to have absolute ownership in and unqualified right to the possession and disposal of the following: (a) all property shipped under or pursuant to or in connection with any Credit or in any way related thereto and, including, but not limited to, the documents, drafts or acceptances drawn thereunder, whether or not released to us, (b) in and to all shipping documents, warehouse receipts, policies, or certificates of insurance and other documents accompanying or relative to documents, drafts or acceptances drawn under or relating to any Credit, and (c) all proceeds of each of the foregoing.

         2.3 You may, at any time or times, exercise any or all of your rights of ownership, including the rights of possession and sale or other disposition, with or without notice to us, without liability to us and entirely at our expense and without relieving us from any Obligations.

Section 3. ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

         We hereby represent, warrant and covenant to you the following (which shall survive the execution and delivery of this Supplement), the truth and accuracy of which, or compliance with, being a continuing condition of the making of loans by you under the Agreement or any supplement thereto and the extension by you of each Credit and other financial accommodations pursuant hereto.

         3.1 All sales of any Inventory shall be made by us only in the ordinary course of business and the Accounts arising from such sales and proceeds thereof shall be and are hereby transferred and assigned to you and we confirm that your lien and security interest extends and attaches to those Accounts and proceeds.

         3.2 Except as you may otherwise specifically consent in writing prior to the opening or issuance of any Credit, all Credit shall be opened or issued to cover the actual purchase and delivery of Inventory solely for our account.

         3.3 All shipments made under any Credit are in accordance with the governmental laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations.

         3.4 We assume all risk, liability and responsibility for, and agree to pay and discharge, all present and future local, state, federal or foreign taxes, duties or levies. Any embargo, restriction, laws, customs or regulation of any county, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid shall be solely our risk, liability and responsibility.

         3.5 All documents, instruments, notices and statements relating to any Credit and/or the Collateral, if any, shall at your request, be promptly delivered to you.

         3.6 We shall procure promptly, or cause to be procured, any necessary licenses for the shipping of goods and comply or cause any drawer under, or beneficiary of, any Credit (or any transferee or assignee thereof); to comply with all foreign and domestic governmental laws and regulations pertaining to transactions involving designated foreign countries or their nationals and to furnish such certificates in that respect as you or any bank or other issuer or correspondent may at any time require.

         3.7 The only locations of any Collateral are those addresses listed on Schedule A annexed hereto and made a part hereof. Schedule A sets forth the owner and/or operator of the premises at such addresses, for all locations which we do not own and operate and all mortgages, if any, with respect to the premises. We shall not remove any Collateral from such locations, without your prior written consent, except for sales of inventory in the ordinary course of our business.

         3.8 We shall at all times maintain, with financially sound and reputable insurers, casualty and hazard insurance with respect to the Collateral for not less than its full market value and against all risks to which it may be exposed. All such insurance policies shall be in such form, substance, amounts and coverage as may be satisfactory to you and shall provide for ten (10) days' minimum prior cancellation notice in writing to you. You may act as attorney for us in obtaining, adjusting, settling, amending and canceling such insurance. We shall promptly (a) obtain endorsements to all existing and future insurance policies with respect to the Collateral specifying that the proceeds of such insurance shall be payable to you as your interests may appear and further specifying that you shall be paid regardless of any act, omission or breach of warranty by us, (b) deliver to you an original executed copy of, or executed certificate of the insurance carrier with respect to, such endorsement and, at your request, the original or a certified duplicate copy of the underlying insurance policy and (c) deliver to you such other evidence which is satisfactory to you of compliance with the provisions hereof.

         3.9 We shall promptly notify you in writing of the details of any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or which would result in any material adverse change in our business, assets, goodwill cor condition, financial or otherwise.

         3.10 At your option, you may apply any insurance monies received at any time to the cost of repairs to or replacement for the Inventory and/or to payment of any of the Obligations, whether or not due, in any order and in such manner as you, in you sole discretion, may determine.

         3.11 Upon your request, at any time and from time to time, we shall, at our sole cost and expense, execute and deliver to you written reports or appraisals as to the Inventory listing all locations, items and categories thereof, describing the condition of same and setting forth the lower of cost or fair market value thereof, in such form as is satisfactory to you.

         3.12 We shall (a) use, store and maintain the Inventory with all reasonable care and cation and (b) use the Inventory for lawful purposes only and in conformity with applicable laws, ordinances, regulations and insurance policies.

         3.13 We assume all responsibility and liability arising from or relating to the use, sale or other disposition of the Inventory and other Collateral.

Section 4. INDEMNIFICATION AND RELEASE

         4.1 We shall and do hereby indemnify you and hold you harmless from and against, and agree to pay you on demand the amount of, any and all losses, costs, claims, demands, causes of action, liabilities or expenses (collectively, "Liabilities") which you may suffer or incur arising from or in connection with any transactions or occurrences relating to any Credit, the Collateral and any documents, drafts or acceptances thereunder or relating thereto, including, but not limited to, liabilities due to any action taken by any bank or other issuer or correspondent with respect to any Credit. We further agree to and do hereby release and hold you harmless for any errors, delays or omissions whether caused by you, by any bank or other issuer or correspondent or otherwise. Our unconditional obligation to you hereunder shall not be modified or diminished for any reason or in any manner whatsoever. Any fees, commissions or other charges made to you with respect to any Credit or other Obligations by any bank or other issuer or correspondent thereof shall be conclusive and may be charged by you to any of our account(s) maintained by you.

         4.2 The drawer under or beneficiary of any Credit (or any assignee or transferee thereof) shall be deemed our agent and we assume all risk, loss, liabilities, charges and expenses with respect to their acts or omissions.

         4.3 You shall not be responsible for and are hereby released from any liability for; (a) the existence, character, quality, quantity, condition, packing, value or delivery of the property purporting to be represented by any documents; (b) any difference in character, quality, quantity, condition, packing, value or delivery of the property from that expressed in documents; (c) the validity, sufficiency or genuineness of any documents or drafts, or if any endorsements thereon, even if such documents, rafts or endorsements should in fact prove to be in any or all respects invalid, insufficient, altered, fraudulent or forged;
(d) the time, place, manner or order in which shipment is made; (e) any or all transhipments, partial or incomplete shipment or failure or omission to ship any or all of the property referred to in any Credit, documents or drafts, (f) the character, adequacy, validity or genuiness of any insurance or the solvency or responsibility of any insured, or for any other risk connected with insurance;
(g) any deviation from instructions, delay, default or fraud by the shipper and/or anyone else in connection with the property or the shipping thereof; (h) the solvency, responsibility or relationship to the property of any party issuing any documents in connection with such property; (i) delay in arrival or failure to arrive of either the property or any party issuing any documents in connection with failure to give notice of arrival or any other notice; (j) any breach of contract between the shippers or vendors and us, or any laws, customs and regulations which may be effective in countries of negotiation and/or payment of any Credit; (k) failure of any draft or documents to bear any reference or adequate reference to any Credit or failure of documents to accompany any draft at negotiation, or failure of any person to note the amount of any document or draft on the reverse of any Credit or to surrender to take up any Credit or to forward documents other than the amount of any document or draft on the reverse of any Credit or surrender or take up any Credit or to forward documents other than drafts as required by the terms of any Credit; or
(1) any other act or omission with respect to the Collateral or any Credit; each of which provisions, if contained in any Credit itself, may be waived by you.

         4.4 If any Credit provides that payment is to be made by any bank, other issuer or correspondent, you shall not be responsible for the failure of any of the documents specified in any Credit to come into your possession or for any delay in connection therewith, and our obligation to make reimbursement shall not be affected by such failure or delay in the receipt by you of any such documents.

         4.5 We agree that any action taken by you, or any action taken by any bank or other issuer or correspondent under or in connection with any Credit, the Collateral and any documents, drafts or acceptances thereunder, shall, notwithstanding any judgement or instructions we may or may not express to the contrary or inconsistent therewith, be conclusive and binding on us and shall not create any resulting liability to you. In furtherance thereof, you shall have the full and sole right and authority to: (a) clear and resolve any questions of noncompliance of documents; (b) give any instructions as to acceptance or rejection of any documents or goods; (c) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders:
(d) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and (e) agree to any amendments, renewals, extensions, modifications, changes or cancellations or any of the terms or conditions of any of the applications, Credits, or documents, drafts or acceptances thereunder or any letters of credit. Included in the Collateral; all in your sole name, and any bank or other issuer or correspondent shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from you, all without notice to or any consent from us.

         4.6 Without you express consent and endorsement in writing, we agree not to: (a) approve or resolve any questions of non-compliance of documents; (b) give any instructions as to acceptance or rejection of any documents or goods;
(c) execute any and all applications for steamship of airway guaranties, indemnities or delivery orders; (d) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or (e) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Credits, or document, drafts or acceptances thereunder.

         4.7 Any rights, remedies, duties or obligations granted or undertaken by us to any bank or other issuer or correspondent in any application for any Credit, or any outstanding agreement relating to the opening or issuance of any Credit or acceptances or otherwise, shall be deemed to have been granted to you and apply in all respects to you and shall be in addition to any rights, remedies, duties or obligations contained herein.

         4.8 Any duties or obligations undertaken by you to any bank or other issuer or correspondent in any application of or in connection with any Credit, or any outstanding agreement relating to the opening or issuance of any Credit or otherwise, shall be deemed to have been undertaken by us and apply in all respects to us and shall be in addition to the duties or obligations contained herein.

Section 5. ADDITIONAL REMEDIES

         Upon the occurrence of any Event of Default and at any time thereafter; you shall have the right (in addition to any other rights you may have under the Agreement, this Supplement or otherwise), without notice to us, at any time and from time to time, in your discretion, with or without judicial process or the aid or assistance of others and without the cost to you:

         5.1 To enter upon any premises on or in which any of the Inventory may be located and, without resistance or interference by us, take possession of the Inventory;

         5.2 To complete processing, manufacturing, repair and shipment to customers of all or any portion of the inventory;

         5.3 To sell, foreclose or otherwise dispose of any part or all of the Inventory on or in any of our premises or premises of any other party;

         5.4 To require us, at our expense, to assemble and make available to you any part or all of the Inventory at any place and time designated by you;

         5.5 To remove any or all of the Inventory from any premises on or in which the same may be located, for the purpose of affecting the sale, foreclosure or other disposition thereof or for any other purpose (and if any of the Inventory consists of motor vehicles, you may use our registrations and license plates).

         IN WITNESS WHEREOF, we have caused these presents to be duly executed this 22nd day of September 1998.



                                       NITCHES, INC.

                                       By: /s/ Steven P. Wyandt
                                          --------------------------------------
                                               Steven P.  Wyandt, President and
                                               Secretary

                                   SCHEDULE A
                             LOCATIONS OF COLLATERAL

MATS (FREIGHT FORWARD)
9060 ACTIVITY ROAD, SUITE C
SAN DIEGO, CA 92126

10280 CAMINO SANTA FE
SAN DIEGO, CA 92121

                          INVENTORY SECURITY AGREEMENT
                        SUPPLEMENT TO FACTORING AGREEMENT



CONGRESS TALCOTT CORPORATION (WESTERN)
5670 Wilshire Boulevard, Suite 1750
Los Angeles, CA 90036


Gentlemen:

         This Inventory Security Agreement ("Supplement") is a supplement to the Factoring Agreement between us, dated October 1, 1998 (the "Agreement"). This Supplement is (a) hereby incorporated into the Agreement, (b) made a part thereof and (c) is subject to the other terms, conditions, covenants and warranties thereof. All terms, including capitalized terms, used herein shall have the meanings ascribed to them respectively in the Agreement, unless otherwise defined in this Supplement.

SECTION 1. ADDITIONAL SECURITY INTEREST

         As additional security for the prompt performance, observance and payment in full of all obligations, we hereby grant to you a continuing security interest in, a lien upon, and a right of setoff against, and we hereby assign, transfer, pledge and set over to you the following:

         1.1 All raw materials, work in progress, finished goods, and all other inventory of whatsoever kind or nature, wherever located, whether now owned thereafter existing or acquired by us ("Inventory"), including without limitation, all wrapping, packaging, advertising, shipping materials, and all other goods consumed in our business, all labels and other devices, names or marks affixed or to be affixed thereto for purposes of selling or of indentifying the same or the seller or manufacturer thereof and all of our interest, title and interest therein and thereto,

         1.2 All books, records, documents, other property and general tangibles at any time relating to Inventory;

         1.3 All products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and any claims against third parties for loss or damage to or destruction of any or all of the foregoing.

Section 2. ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS.

         We hereby represent, warrant and covenant to you the following (which shall survive the execution and delivery of this Supplement), the depth and accuracy of which, and compliance with, being a continuing addition of the making of advances by you under the Agreement or any other supplement thereto.

         2.1 The only locations of any Inventory are those addresses listed on Schedule A annexed hereto and make a part hereof. Schedule A sets forth owner and/or operator of the premises at such addresses, for all locations which we do not own and operate and all mortgages, if any, with respect to the premises. We shall not remove any Inventory from such locations, without our prior written consent, except for sales of Inventory in the ordinary course of our business.

         2.2 We shall at all times maintain, with financially sound and rebuttable insurers, casualty and hazard insurance with respect to the Inventory for not less than its full market value and against all risks to which it may be imposed. All such insurance policies shall be in such form, substance, amounts and coverage as may be satisfactory to you and shall provide for thirty (30) days minimum prior cancellation notice in writing to you. You may act as attorney for us in obtaining, adjusting, settling amending and canceling all such insurance. We shall promptly (a) obtain endorsements to all existing and future insurance policies with respect to the Inventory specifying that the proceeds of such insurance shall be payable to you and us as interest may appear and further specifying that you shall be paid regardless of any act, omission, or breach of warranty by us, (b) deliver to you an original executed copy of, or executed certificate of insurance carrier with respect to such endorsement and, at your request, (c) the original or certified duplicate copy of the underlying insurance policy, and (d) deliver to you such other evidence with is satisfactory to you of compliance with the provisions hereunder.

         2.3 We shall promptly notify you in writing of the details of amy loss, damage, investigation, action, suit, proceeding or claim relating to the Inventory or which would result in any material adverse change in our business, properties, assets, goodwill or condition, financial or otherwise.

         2.4 At your option, you may apply any insurance monies received at any time to the cost of repairs to or replacement for the Inventory and/or to payment of any of the Obligations, whether or not due, in any order and in any manner as you, in your sole discretion, may determine.

         2.5 Upon your request, at any time and from time to time, we shall, at the sole cost and expense, execute and deliver to you written reports or appraisals as to the Inventory listing all items and categories thereof, describing the condition of same and setting forth the lower of cost or fair market value thereof, in such form as is satisfactory to you.

         2.6 We shall (a) use, store and maintain the Inventory with all reasonable care and caution, and (b) use the Inventory for lawful purposes only and in conformity with applicable laws, ordinances and regulations.

         2.7 All Inventory shall be produced in accordance with the requirements the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto.

         2.8 We assume all responsibility and liability arising from or relating to the use, sale, or other disposition of the Inventory.

Section 3. ADDITIONAL REMEDIES

         Upon the occurrence of any Event of Default and at any time thereafter, you shall have the right (in addition to any other rights you may have under the Agreement, this Supplement or otherwise), without notice to us at any time and from time to time, in your discretion, with or without judicial process or the aid or assistance of others and without cost to you:

         3.1 To enter upon any premises on or in which any of the Inventory may be located and, without resistance or interference by us, take possession of the Inventory,

         3.2 To complete processing, manufacturing and repair of all or any addition of the Inventory,

         3.3 To sell, foreclose or otherwise dispose of any part or all of the inventory on or in any of our premises or premises of any other party;

         3.4 To require us, at our expense, to assemble and make available to any part or all of the Inventory at any place and time designated by you;

         3.5 To remove any or all of the Inventory from any premises on or in which the same may be located, for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose (and if any of the Inventory consists of motor vehicles, you may use our registrations or license plates).

         IN WITNESS WHEREOF, we have caused these presents to be duly executed this 22nd day of September, 1998

                                       NITCHES, INC.


                                       By: /s/ Steven P. Wyandt
                                          --------------------------------------
                                           Steven P.  Wyandt, President and
                                           Secretary



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

                                   SCHEDULE A

                          INVENTORY SECURITY AGREEMENT
                        SUPPLEMENT TO FACTORING AGREEMENT


                             LOCATIONS OF INVENTORY





MATTS (FREIGHT FORWARD)
9060 ACTIVITY ROAD, SUITE C
SAN DIEGO, CA 92126

10280 CAMINO SANTA FE
SAN DIEGO ,CA 92121

                          FINANCIAL COVENANTS AGREEMENT
                       (SUPPLEMENT TO FACTORING AGREEMENT)


                                 October 1, 1998


NITCHES, INC.
10280 Camino Santa Fe
San Diego, CA  92121

Attn:  Steven P. Wyandt

Dear Steve,

         This will confirm our agreement, in conjunction with the notification Factoring Agreement ("Contract"), dated October 1, 1998, between Nitches, Inc. ("Nitches") and Congress Talcott Corporation (Western), that Nitches agrees to maintain certain financial covenants during the term of the contract as set forth below:

         A.       "Tangible Net Worth":  Not less than $5,000,000.

                  "As used herein, 'tangible net worth' means the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, excluding however all assets which would be classified as intangible assets under generally accepted accounting principles, including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises."

         B.       "Working Capital":  Not less than $5,000,000.

                  "As used herein, 'working capital' means the excess of current assets over current liabilities, determined in accordance with generally accepted accounting principles."

This letter agreement supplements the Factoring Agreement, and a breach of the financial covenants set forth above will constitute an event of default under the Factoring Agreement.



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

This letter agreement may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by you and us.


                                       Sincerely,

                                       CONGRESS TALCOTT
                                       CORPORATION (WESTERN)


                                       By: /s/ Louis J. Sulpizio
                                          --------------------------------------
                                          Louis J. Sulpizio, Sr. Vice President




ACCEPTED AND AGREED:

NITCHES, INC.


By: /s/ Steven P. Wyandt
   ------------------------------------------
    Steven P. Wyandt, President and Secretary

Nitches, Inc.
10280 Camino Santa Fe
San Diego, CA  92121

Re:   AGREEMENT TO ISSUE LETTER OF CREDIT GUARANTIES

Gentlemen:

We refer to the various factoring arrangements between CONGRESS TALCOTT CORPORATION (WESTERN) ("Congress") and NITCHES, INC. ("Company"), including, without limitation, that certain Discount Factoring Agreement dated October 1, 1998, as amended from time to time (the "Factoring Agreement"). [We refer also to those certain Continuing Guaranties (collectively, the "Guaranties") executed by those persons on the signature page hereof (collectively, "Guarantors") with respect to indebtedness owing by the Company to Congress.] All capitalized terms used herein, unless otherwise defined, shall have the meanings assigned to such terms in the Factoring Agreement.

You have requested that, from time to time, we guaranty the payment of letters of credit ("Letters") issued by FIRST UNION ("Bank") for the benefit of certain of your foreign suppliers covering your purchases of goods imported by you from such suppliers ("Letters").

This letter will confirm our agreement pursuant to which we, at our sole discretion, may guaranty the payment of Letters, subject to the terms and conditions stated below.

Section 4. Each Letter shall be drawn for a valid purchase of merchandise and shall be issued for payment at sight. Company shall furnish Congress with the application for issuance of each Letter. Provided that all of the following conditions are satisfied, Congress shall guaranty the payment of drafts (each a "Draft") drawn and honored pursuant to the Letter issued in connection with such application: (a) no Event of Default under the Factoring Agreement or the Guaranties has occurred; (b) such application, including the amount and all terms of the Letter to be issued, is acceptable to Congress, in its sole discretion; and (c) Company has funds available for advances pursuant to the terms of the Factoring Agreement.

Section 5. Each Letter must have an expiry date which is on or before thirty
(30) days prior to the end of the current term of the Factoring Agreement.

Section 6. Company shall instruct Bank to deliver to Congress copies of each Draft and all documents accompanying such Draft at the time of their presentment.

Section 7. No extensions, modifications or amendments to Letters, the payment of which Congress has guarantied, shall be made without Congress' prior written consent.

Section 8. In no event shall the aggregate liability of Congress under all guarantied Letters exceed $8,500,000.00.

SECTION 9. [COMPANY AUTHORIZES AND DIRECTS CONGRESS TO ESTABLISH RESERVES IN THE AGGREGATE AMOUNT OF ALL GUARANTIED LETTERS OUTSTANDING FROM TIME TO TIME AGAINST SUMS OTHERWISE AVAILABLE TO COMPANY FOR ADVANCES UNDER THE FACTORING AGREEMENT.]

Section 10. All payments made by Congress in connection with Letters guarantied by Congress shall be considered to be part of the Obligations, shall be payable on demand, shall bear interest at the rate provided in the Factoring Agreement and shall be secured by all collateral now or hereafter assigned, pledged or granted to Congress by Company under the Factoring Agreement or any other agreement between Congress and Company including, without limitation, a purchase money security interest in the inventory that is covered by Letters.

Section 11. For and in consideration of the issuance of the guaranties contemplated herein, Company agrees to pay to Congress the following fees:

         A. Company shall pay to Congress, concurrent with the issuance of each Letter, a fee in an amount equal to one eighth of one percent (1/8%) of the face amount of each Letter guarantied by Congress.

         B. To the extent a Letter remains outstanding, in whole or in part, for more than thirty (30) days, then for each additional thirty (30) day period or part thereof, Company shall pay to Congress a monthly charge equal to one eighth of one percent (1/8%) of the undrawn portion of such Letter.

Section 12. Company shall pay, and Congress may charge Company's account with, all charges, fees and expenses arising from or in connection with Bank's issuance of Letters.

Section 13. Company acknowledges that neither this Agreement nor any guaranty of a Letter by Congress as provided hereunder shall in any way be construed to create any liability, obligation, warranty or representation on Congress' part with respect to any matter other than Congress' obligation to make payment of any Letter guarantied by Congress. Neither Congress nor any Bank issuing a Letter shall not be responsible for: (a) verifying the existence of any act, condition or statement made by a beneficiary of a Letter in relation to its drawing or presentment under the

Letter or for verifying or passing judgment on the reasonableness of any statement made by the beneficiary of the Letter; (b) the validity, sufficiency or genuineness of documents, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) failure to give any notice; or (d) any breach of contract between the beneficiary of the Letter and Company. Furthermore, neither Congress nor any such Bank shall be responsible for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph or otherwise; and none of the above shall affect or impair any of Congress rights or powers hereunder. In furtherance of the foregoing, Company agrees that, absent gross negligence or willful misconduct on Congress' part, any action taken or not taken by Congress or by any Bank, under or in connection with a Letter or the related Draft or documents shall be binding on Company and shall not make Congress liable to Company.

Section 14. The execution hereof by Company shall be a continuing authorization and direction to Congress to pay Bank all amounts due with respect to each Letter guarantied by Congress from any funds of Company in the hands of or under the control of Congress and such payment shall be considered made for the benefit of and at the request of Company.

Section 15. Company shall, on demand, reimburse Congress for any and all sums paid by Congress in any way relating to Letters guarantied by Congress and for all costs, fees and expenses, including attorneys' fees, incurred by Congress based upon or arising under this Agreement and Company shall indemnify Congress and hold Congress harmless from and against any and all liability, loss, costs, fees and expenses, including attorneys' fees, that Congress may sustain or incur based upon, arising under, or in any way relating to any Letter guarantied by Congress. Company's obligation to reimburse and indemnify Congress shall be conclusive but shall not prejudice any rights Company may have against any other person in the event that Company disputes liability of any amounts owing under any Letter guarantied by Congress.

Section 16. Company hereby authorizes Congress to debit Company's account for all amounts due under this Agreement.

Section 17. This Agreement may be terminated by Congress at any time, and such termination shall be effective upon Congress' giving notice of termination; provided, however, that such termination shall not affect the rights and obligations of the parties hereto with respect to Letters guarantied by Congress prior to the date of such termination.

To induce Congress to enter into this Agreement, the Company represents and warrants that no violations of the terms of the Factoring Agreement exist, that all representations and warranties contained in the Factoring Agreement exist, that all representations and warranties contained in the Factoring Agreement are true, correct and complete in all material respects on and as of the date hereof, and that said agreement shall remain in full force and effect and is hereby confirmed affirmed and ratified.

Each of the Guarantors hereby acknowledges that it has read this Agreement and consents to the terms thereof and further hereby confirms and agrees that the obligations of such Guarantors under the Guaranties shall not be impaired or affected by the Agreement and each of the Guaranties is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

If the foregoing is in accordance with your understanding of our agreement, please so indicate by signing in the place and manner provided below.

Sincerely yours,

CONGRESS TALCOTT CORPORATION (WESTERN)


By: /s/ Louis J. Sulpizio
   -----------------------------------------
    Louis J. Sulpizio, Senior Vice President


Accepted and Agreed:

NITCHES, INC.


By: /s/ Steven P. Wyandt
   -----------------------------------------
    Steven P. Wyandt, President and
    Chief Executive Officer

Guarantors:


By:
   -----------------------------------------

Title:
      --------------------------------------